CONSENT OF INDEPENDENT ACCOUNTANTS






We hereby consent to the incorporation by reference in the Registration Statements of Alpharma Inc. and Subsidiaries on Form S-8 (File No. 33-60495) and Form S-3 (File Nos. 333-57501, 333-
70229,  333-86037, 333-86153 and 333-39554) of our  report  dated
February 23, 2000, (except for Note 2B and paragraph 2 of Note 23, as to which the date is November 10, 2000) relating to the financial statements, which appears in this Annual Report on Form 10-K/A.





PRICEWATERHOUSECOOPERS LLP

Florham Park, New Jersey
November 10, 2000